SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: PUTNAM HIGH YIELD TOTAL RETURN FUND -- Class A Shares
Fiscal period ending:  June 30, 1997
Inception date (if less than 10 years of performance): 1/2/97


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)       n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        $         $            $1,000

ERV =  Ending Redeemable Value   $         $            $993.90

T   =  Average Annual
       Total Return                  %         %        -1.24%*

              *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $58,896

Expenses                         $9,848

Reimbursement                    $1,879

Average shares                   1,038,849

NAV                              $8.72

Sales Charge                      4.75%

POP                              $9.15

Yield at POP                      6.27%

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      SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: PUTNAM HIGH YIELD TOTAL RETURN FUND -- Class B Shares
Fiscal period ending:  June 30, 1997
Inception date (if less than 10 years of performance): 1/2/97

TOTAL RETURN

Formula  --  Average Annual Total Return:    ERV = P(1+T)       n

n   =  Number of Time Periods    1 Year      5 Years   10 Years*

P   =  Initial Investment        $           $         $1,000

ERV =  Ending Redeemable Value   $           $         $989.26

T   =  Average Annual
       Total Return                  %            %    -2.17%*

              *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $68,616

Expenses                         $17,957

Reimbursement                    $5,557

Average shares                   1,213,109

NAV                              $8.71

Maximum Contingent Deferred
    Sales Charge                  5.0%

Yield at NAV                      5.82%
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      SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: PUTNAM HIGH YIELD TOTAL RETURN FUND -- Class M Shares
Fiscal period ending: June 30, 1997
Inception date (if less than 10 years of performance): 1/2/97


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)       n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        $         $            $1,000

ERV =  Ending Redeemable Value   $         $            $1007.64

T   =  Average Annual
       Total Return                  %         %         1.56%*

              *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $8,212

Expenses                         $1,633

Reimbursement                    $483

Average shares                   145,275

NAV                              $8.72

Sales Charge                     3.25%

POP                              $9.01

Yield at POP                     6.11%